EXHIBIT 21

                                METALS USA, INC.
                                SUBSIDIARY LIST

     Affiliated Metals Company

     Federal Bronze Alloys Inc.

     Harvey Titanium, Ltd.

     Independent Metals Co., Inc.
     Interstate Steel Supply Company
     Interstate Steel Supply Company of Pittsburg
     Interstate Steel Supply Company of Maryland
     Interstate Steel Processing Company

     Jeffreys Steel Company, Inc.
     Jeffreys Real Estate Corp.

     Meier Metal Servicenters, Inc.

     Metals USA Management Co., L.P.
     MUSA GP, Inc.
     MUSA LP, Inc.
     Metals USA Services Corporation
     Metals USA Finance Corporation

     Queensboro Steel Corporation

     Royal Aluminum, Inc.
     R.J. Fabricating, Inc.

     Southern Alloy of America, Inc.

     Steel Service Systems, Inc.

     Texas Aluminum Industries, Inc.
     Cornerstone Metals Corporation
     Cornerstone Building Products, Inc.
     Cornerstone Aluminum Company, Inc.
     Cornerstone Patio Concepts, L.L.C.

     Uni-Steel, Inc.

     Wayne Steel, Inc.
     Williams Steel & Supply Co., Inc.
       WSS Transportation, Inc.